Exhibit 23.2

220 North Main Street, Suite 600 Davenport, Iowa 52801-1987 Telephone (563) 324-3246 Fax (563) 324-1616 April 20, 2011
Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
James A. Mezvinsky
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
Peter J. Benson*
Michael L. Noyes
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Jeffrey W. Paul*
Theodore F. Olt III*
Cameron A. Davidson*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O'Rourke*
Troy D. Venner*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*

Diane E. Puthoff*
Stacey L. Hall*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*
Joshua T. Mandelbaum*
Molly S. Bulfin**
Abbey C. Furlong
Samuel J. Skorepa

Registered Patent Attorney
April A. Marshall*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*

*Also Admitted in Illinois
**Only Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Consent of Lane & Waterman LLP

We consent to the use of our tax opinion dated as of April 20, 2011, addressed to John Deere Capital Corporation, John Deere Receivables, Inc., Wells Fargo Delaware Trust Company, N.A. and U.S. Bank National Association for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2011, dated as of April 20, 2011.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP